Exhibit 99.1

PaxMedica, Inc. Provides Business Update and Reports Fourth Quarter 2022 Financial Results

-Phase 3 Results for HAT-301 Retrospective Trial Expected in Second Half 2023-

Fourth Quarter 2022 Highlights

•	Initiated Phase 3 Clinical Program to Advance PAX-101 Towards FDA Submission
•	Appointed Stefan Schwabe MD, PhD as Chief Medical Officer
•	Appointed Specialty Pharma Industry Leader Charles J. Casamento to Board of Directors
•	Entered Into Committed Equity Investment Agreement for $20 Million with Lincoln Park Capital

Subsequent Events

•	Held 2-Day Meeting of Scientific Advisory Board with Key Opinion Leaders in Autism Spectrum Disorder (ASD)
•	Secured $2.5 Million Growth Capital from Lind Partners

Tarrytown, N.Y. March 29, 2023 - PaxMedica, Inc. (Nasdaq: PXMD), a clinical stage biopharmaceutical company focusing on the development of novel anti-purinergic drug therapies (“APT”) for the treatment of disorders with intractable neurologic symptoms, today provided a business update and reported financial results for the fourth quarter and year ended December 31, 2022.

Howard Weisman, Chief Executive Officer of PaxMedica, commented, “The fourth quarter capped a strong year for PaxMedica. Most importantly, we initiated a pivotal Phase 3 HAT-301 trial in November that is a retrospective, controlled analysis of suramin for the treatment of the rare and fatal tropical disease, Stage 1 Trypanosoma Brucei Rhodesiense Human African Trypanosomiasis (Stage 1 TBR HAT). The final results are expected to be announced in the second half of 2023.”

“To support our work, we signed a committed equity investment agreement for up to $20 million, also in November, and in February 2023, raised an additional $2.5 million in growth capital. During the year ahead we also expect to complete any remaining necessary pre-clinical, non-clinical and clinical studies to support our NDA submission for the HAT indication. All of this work is to advance us toward the achievement of our most important objective - the submission of an IND to the FDA for a PAX-101 (suramin) clinical trial for the treatment of ASD in the U.S. which we intend to submit in 2024,” concluded Mr. Weisman.

For PaxMedica’s complete financial results for the twelve-month period ended December 31, 2022, see the Company’s Annual Form 10-K filed with the Securities and Exchange Commission on March 29, 2023.

About PaxMedica

PaxMedica is a clinical stage biopharmaceutical company focusing on the development of anti-purinergic drug therapies (“APT”) for the treatment of disorders with intractable neurologic symptoms, ranging from neurodevelopmental disorders, including Autism Spectrum Disorder (“ASD”), to Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (“ME/CFS”), a debilitating physical and cognitive disorder believed to be viral in origin and now with rising incidence globally due to the long term effects of SARS-CoV-2 (“COVID-19”). One of PaxMedica’s primary points of focus is the development and testing of its lead program, PAX-101, an intravenous formulation of suramin, in the treatment of ASD and the advancement of the clinical understanding of using that agent against other disorders such as ME/CFS and Long COVID-19 Syndrome, a clinical diagnosis in individuals who have been previously infected with COVID-19.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. These forward-looking statements include our anticipated clinical program, the timing and success of our anticipated data announcements, pre-clinical and clinical trials and regulatory filings, statements about the strength of our balance sheet. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of the Company’s product development and clinical trials, risk of insufficient capital resources, cash funding and cash burn and risks associated with intellectual property and infringement claims. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s “Risk Factors” section and other sections in its Registration Statement, most recent quarterly filings and other filings with the U.S. Securities and Exchange Commission.

Contacts:

ir@paxmedica.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

(646) 863-6341